Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

I, Arlene Meier, Chief Operating Officer and Interim Chief Financial Officer of Kohl’s Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the undersigned’s knowledge, on the date of this Certification:

1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended August 2, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 2, 2003

/s/ Arlene Meier
Arlene Meier
Chief Operating Officer
Interim Chief Financial Officer